Exhibit 10.28

            FM   FM Services
                 Affiliate of Freeport-McMoRan &
                 Freeport-McMoRan Copper & Gold

            FM Services Company
            Telephone:  (504) 582-4000
            1615 Poydras Street
            New Orleans, LA  70112

            P.O. Box 61119
            New Orleans, LA  70161


                                                       December 22, 1997

            Mr. Rene L. Latiolais
            2305 Barton Creek Blvd.
            Villa 42
            Austin, TX 78735


            Dear Rene:

                 This   will   confirm   the   agreement   between   the
            undersigned, FM Services Company (the "Company"), and you with respect to the provision by you of certain consulting services to the Company and its subsidiaries and corporate affiliates (which includes client companies for which services are provided).

                 1. From January 1, 1998 through  December 31, 1998 (the
                    "Consulting Term"), you agree to serve as a consultant to the Company. In your capacity as a consultant, you will provide to the Company, subject to the instruction and direction of its executive officers, consulting advice related to the businesses, operations and prospects of the Company and its subsidiaries and corporate affiliates. You agree to devote such of your time, skill, labor and attention to the performance of any consulting services requested by the Company hereunder as may be necessary for you to render the prompt and effective performance thereof, provided that it is generally understood that you shall only be required to devote yourself to the performance of such duties to the extent contemplated by paragraph 2(vi) of this letter.

                 2. It  is understood  and agreed  with respect  to your
                    undertaking  to  provide  the   consulting  services
                    described herein, that:

                      (i) you will  perform such consulting  services as
                         an independent  contractor to,  and  not as  an

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                         agent (except  in any  capacity  as an  elected
                         officer  or  director)  or  employee  of    the
                         Company  or   any   of   its  subsidiaries   or
                         affiliates,  and   that,   as  an   independent
                         contractor,  you  shall   have  the   sole  and
                         exclusive right to control and direct details incident to any consulting services required to be provided hereby;

                      (ii) this  agreement   shall  not  be   deemed  or
                         construed to create a partnership, a joint venture, a principal and agent relationship, or any other relationship between you and the Company that would create liability for the Company for your actions;

                      (iii) nothing herein contained  shall be construed
                         as giving you any right to be elected or appointed an officer or director of the Company or any of its subsidiaries or corporate affiliates or to retain any such position during the Consulting Term or any extension thereof;

                      (iv) except as otherwise  authorized in writing by
                         the Chairman of the Board of the Company, you will not (A) represent or hold yourself out to others that you are an employee or agent of the Company or any of its subsidiaries or corporate affiliates, or (B) have any authority to negotiate or execute any agreements, contracts commitments on behalf of, or otherwise binding upon, the Company or such subsidiary or corporate affiliate other than such authority which derives from your occupying the position of an elected officer or director of the Company or any of its subsidiaries or corporate affiliates;

                      (v) the executive  officers of the Company  or the
                         subsidiary or corporate affiliate seeking your consulting services will, insofar as it is reasonably practicable, consider your convenience in the timing of their requests, and your failure or inability, by reason of temporary illness or other cause beyond your control or because of absence for reasonable periods, to respond to such requests during any such temporary period shall not be deemed to constitute a default on your part in the performance hereunder of such services;

                      (vi) subject  to the  provisions of  the foregoing
                         clause (v), during the Consulting Term you will

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                         make yourself available for  the performance of
                         services hereunder for fifteen (15) percent of your time, it being understood that this shall constitute, on the average, three (3) days per month during the Consulting Term.

                 3. As  an independent  contractor of  the Company,  you
                    acknowledge and agree that, except as otherwise specifically provided herein,

                      (i) you  will not  be entitled  to any  insurance,
                         pension, vacation or other benefits customarily afforded to employees of the Company;

                      (ii) you will not be treated by  the Company as an
                         employee for purposes of any federal or state law regarding income tax withholding or for purposes of contributions required by any unemployment, insurance or compensatory program; and

                      (iii) you  will  be  solely  responsible  for  the
                         payment of any taxes or assessments imposed on you on account of the payment of the consulting fee to, or performance of consulting services by you pursuant to this agreement.

                 4. During the term hereof, you agree that you will not,
                    without the  prior written  consent of  the Company,
                    (i) render any services, whether or not for compensation, to other individuals, firms, corporations or entities in connection with any matters that may involve interests adverse to the Company or any of its subsidiaries or affiliates, or
                    (ii) engage in any business or activity detrimental to the business or interests of the Company or any of its subsidiaries or affiliates.

                 5. You  acknowledge and  agree that  any inventions  or
                    discoveries, whether or not patentable, which you may make (either alone or in conjunction with others) as a result of performing services hereunder shall be the sole and exclusive property of the Company. You agree to communicate to the Company or its representatives all facts known to you concerning such matters, and to execute any documents or instruments necessary to transfer to the Company any inventions or discoveries to which the Company may become entitled under this agreement, and should the Company decide to patent any such invention or discovery, you will assist in the preparation of patent applications and execute and assign such patent applications, and execute such other documents, as may be necessary.

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                 6. You  acknowledge  and  agree   to  comply  with  the
                    confidentiality and other provisions set for in Appendix A to this Agreement, the terms of which are incorporated by reference into, and made a part of, this Agreement.

                 7. In the event of a breach or threatened breach by you
                    of Sections 5 or 6 of this agreement during or after the term hereof, the Company shall be entitled to injunctive relief restraining you from violating such paragraphs. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of your breach or threatened breach of this agreement.

                 8. For   the  consulting   services  provided   by  you
                    hereunder during the Consulting Term, the Company agrees:

                      (i) to  pay to  you an  annual  consulting fee  of
                         $230,000, such fee to be payable monthly in arrears in $19,166.66 amounts, it being understood by you that the amounts payable to you pursuant to this Consulting Agreement shall be in full satisfaction of any compensation to which you would otherwise be entitled as a director of the Company or any of its subsidiaries or affiliates, with you hereby relinquishing any claim to such amounts;

                      (ii) to reimburse you for, or  advance to you, all
                         reasonable out-of-pocket travel and other expenses incurred by you at the request of the Company in connection with your performance of services hereunder. Such expenses will be reimbursed or advanced promptly after your submission to the Company of expense statements in such reasonable detail as the Company may require;

                      (iii) to   make  available   to  you   secretarial
                         assistance, the use of a portable phone and laptop computer, and a suitable office at the Company's headquarters, for which you will pay to the Company a monthly amount of $2,500, such amount to be paid no later than the last day of each month;

                      (iv) to make  available to  you, at  no additional
                         charge, an annual physical, a parking space, access to the executive dining room and fitness center, and membership privileges at the City

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                         Energy Club and  English Turn Country  Club for
                         business entertainment purposes.   Any expenses
                         incurred at these clubs that are not business related will be borne by you personally.

                 9. Nothing in  this agreement shall  affect in  any way
                    any of your previously accrued and vested pension or other rights or benefits under any of the plans or agreements of the Company or any of its subsidiaries or affiliates.

                 10. (i)   The  term  of  this agreement  shall  be  the
                    Consulting Term, subject to any earlier termination of your status as a consultant pursuant to the terms of subparagraph (ii) of this paragraph. This agreement shall be automatically continued for like Consulting Terms of one year unless and until canceled by either party upon thirty (30) days written notice prior to the end of any Consulting Term. Following the termination of this agreement, each party shall have the right to enforce all rights, and shall be bound by all obligations of each party that are continuing rights and obligations under the terms of this agreement.

                   (ii) This agreement may be terminated, upon notice given in the manner provided in paragraph 12 hereof, prior to the expiration of the Consulting Term:

                      (A) by the  mutual written consent of  the Company
                         and you;

                      (B) by  the  Company,  upon your  death,  or  your
                         physical or mental incapacity;

                      (C) by  the  Company  in the  event  of  your  (1)
                         willful failure  to  perform substantially  the
                         consulting services contemplated hereby, (2) breach of any of the other covenants of this agreement, or (3) engaging in gross misconduct detrimental to the Company.

                      (D) by the Company for any other reason.

            If this agreement is terminated by the Company prior to the expiration of the Consulting Term for any reason other than those set forth in subparagraphs 9(ii)(A), (B) or (C) above, then the Company shall pay in a lump sum in cash within 30 days of such termination, the aggregate amount of previously unpaid consulting fees that you would have earned had you served as a consultant through the expiration of the Consulting Term.

                 11. It is hereby understood and agreed that the Company

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                    shall indemnify you  for serving  at the  request of
                    the Company as an elected officer or director of any of its subsidiaries or affiliates to the fullest
                    extent  permitted   by  applicable   law,  and   the
                    determination  as  to  whether  you   have  met  the
                    standard required for indemnification shall be made in accordance with the articles and bylaws of the
                    applicable entity and  with applicable  law.   It is
                    further understood and agreed that while serving in such capacity you will be covered by the Company's directors and officers insurance policy.

                 12. Any   notice   or  other   communication   required
                    hereunder shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day hereafter, and shall be addressed as follows:

                                If to the Company, addressed to:
                                Mr. Richard C. Adkerson
                                Chairman of the Board
                                FM Services Company
                                1615 Poydras Street
                                New Orleans, Louisiana 70112

                                If to you:
                                Mr. Rene L. Latiolais
                                2305 Barton Creek Blvd.
                                Villa 42
                                Austin, Texas 78735
                      or such other address to  which either party shall
                 have notified the other in writing.

                 13. This agreement  is personal to you  and the Company
                    and its subsidiaries and shall not be assignable by either party without the prior written consent of the other. This agreement shall be governed by and construed in accordance with the laws of the State of Louisiana. This agreement contains the entire understanding between the Company and you with respect to the subject matter hereof. Further, Consultant confirms that he has not relied upon any representations or statements by the Company as a basis for entering into this agreement that are not contained herein. This agreement may not be amended, modified or extended otherwise than by a written agreement executed by the parties thereto.

            Please confirm that the foregoing correctly sets forth the agreement between the Company and you by signing and

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            returning to the Company one of  the enclosed copies of this letter.

                                               Very truly yours,


                                             /S/ Michael J. Arnold

                                               Michael J. Arnold
                                               President
                                               FM Services Company


            I hereby confirm that the foregoing correctly sets forth the agreement between FM Services Company and myself.



                                          /S/  Rene L. Latiolais

                                               Rene L. Latiolais


                                               December 25, 1997

                                               Date




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